UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2020

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2020, Mary Tagliaferri, M.D. was appointed by the Board of Directors (the “Board”) of Enzo Biochem, Inc. (the “Company”) as a Class II director, effective immediately. The Board has determined that Dr. Tagliaferri meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K. Dr. Tagliaferri also has been appointed by the Board as a member of the Audit Committee, effective immediately.

The Company issued a press release announcing the appointment to the Board of Dr. Tagliaferri as a Class II director, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01       Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Enzo Biochem, Inc. on November 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: November 23, 2020	By:	/s/ David Bench
David Bench
Chief Financial Officer